SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): September 4, 2003
                                                         -----------------



                                   Alloy, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)



Delaware                        0-26023                     04-3310676
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(State or other              (Commission                 (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)


151 West 26th Street, 11th Floor, New York, New York               10001
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(Address of principal executive offices)                        (Zip Code)


         Registrant's telephone number, including area code: (212) 244-4307
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Item 2.   Acquisition or Disposition of Assets.
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On September 4, 2003, Alloy, Inc., a Delaware corporation ("Alloy"),  and Dodger
Acquisition Corp., an indirect, wholly-owned subsidiary of Alloy ("Dodger"), accepted for purchase and payment all shares of the Class A common stock of dELiA*s Corp. ("dELiA*s") validly tendered and not withdrawn prior to the expiration of the Offer set forth in the Offer to Purchase of Alloy and Dodger dated as of August 6, 2003, as amended, and the related Letter of Transmittal. That same day, Alloy and Dodger announced that they would provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, which commenced at 9:00 a.m. EDT on September 4, 2003 and which expired at 5:00 p.m. EDT on Tuesday, September 16, 2003. Alloy, through Dodger, accepted for purchase all shares validly tendered in both the initial offering period and the subsequent offering period at the offer price of $0.928 net per share, in cash. Based on information provided by American Stock Transfer & Trust Company, the Depositary for the offer, 48,071,684 shares were validly tendered into the offer. These shares represented approximately 90.17% of dELiA*s outstanding shares as of September 16, 2003. The tender offer was followed by the merger on September 16, 2003 of Dodger Acquisition Corp. with and into dELiA*s pursuant to Delaware's short form merger provisions. The aggregrate purchase price paid by Alloy in the tender offer and subsequent merger was approximately $50 million. Alloy obtained the funds required to pay the purchase price from working capital. Alloy announced the results of the tender offer and completion of its acquisition of dELiA*s by a press release dated September 17, 2003.

The purchase and merger were effected pursuant to the terms of an Acquisition Agreement (the "Acquisition Agreement") dated as of July 30, 2003, by and among Alloy, Dodger and dELiA*s, pursuant to which Alloy agreed to acquire dELiA*s for $0.928 per share of dELiA*s Class A common stock, in cash. dELiA*s' stockholders who did not tender their shares (and who do not validly perfect appraisal rights under Delaware law) will receive $0.928 in cash for each share of dELiA*s common stock held by them at the effective time of the merger.

The description of the transaction contained herein is qualified in its entirety by reference to the Acquisition Agreement (Exhibit 2.1), which is incorporated by reference.

dELiA*s is a multi-channel retailer that markets apparel, accessories and home furnishings to teenage girls and young women. The company reaches its customers through the dELiA*s catalog, www.dELiAs.cOm and 63 dELiA*s retail stores.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Financial statements of business acquired.

         Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than November 18, 2003.

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(b)      Pro forma financial information.

         Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than November 18, 2003.

(c)      Exhibits.

2.1 Acquisition Agreement, dated as of July 30, 2003, by and among Alloy, Inc., Dodger Acquisition Corp. and dELiA*s Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Alloy, Inc. with the SEC on July 31, 2003)

99.1 Press Release dated September 17, 2003 (incorporated by reference to Exhbit (a)(5)(8) to the Schedule TO-A filed by Alloy, Inc. with the SEC on September 17, 2003).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ALLOY, INC.
                                  -----------
                                  (Registrant)



Date: September 18, 2003          /s/ Samuel A. Gradess
                                  --------------------------------------------
                                  Samuel A. Gradess, Chief Financial Officer



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                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                  Description
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2.1      Acquisition  Agreement,  dated as of July 30, 2003, by and among Alloy,
         Inc., Dodger Acquisition Corp. and dELiA*s Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Alloy, Inc. with the SEC on July 31, 2003)

99.1 Press Release dated September 17, 2003 (incorporated by reference to Exhbit (a)(5)(8) to the Schedule TO-A filed by Alloy, Inc. with the SEC on September 17, 2003).














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